Exhibit 99.1

AMERI Holdings Announces Financial Results for Q4 2016 and FY2016

Annual revenue in 2016 of over $36 million, up 78% over 2015

Successfully completed three strategic acquisitions of SAP services companies in 2016 bringing total acquisitions to eight since 2013

Ranked 5th in NJ and 182nd in North America as the fastest growing technology company by Deloitte Technology Fast 500

PRINCETON, N.J., April 6, 2017 /PRNewswire/ -- AMERI Holdings, Inc. ("Ameri100" or the "Company") (OTCQB: AMRH), a leading integrated SAP solutions provider, reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Ameri100’s Financial Results - Fourth Quarter 2016 vs. Fourth Quarter 2015:

•	Total revenue was over $12.3 million in the fourth quarter of 2016 (“2016Q4”), compared to over $7.5 million in the fourth quarter of 2015 (“2015Q4”);
•	Gross profit was over $2.0 million, or 17% of total revenue, in 2016Q4, compared to over $3.3 million, or 44% of total revenue, in 2015Q4;
•	Net loss was over $2.4 million, or ($0.18) per diluted share, in 2016Q4, compared to a net loss of over $1.8 million, or ($0.17) per diluted share, in 2015Q4;
•	Adjusted EBITDA (a non-GAAP financial measure) was ($89,041), or (1%) of total revenue, in 2016Q4, compared to Adjusted EBITDA of ($492,063), or (6%) of total revenue, in 2015Q4.

Ameri100’s Financial Results - Fiscal Year 2016 vs. Fiscal Year 2015:

•	Total revenue was over $36 million in 2016 compared to over $20 million in 2015;
•	Gross profit was over $6.5 million, or 18% of total revenue, in 2016, compared to over $6.8 million, or 34% of total revenue, in 2015;
•	Net loss was $2.78 million, or ($0.21) per diluted share, in 2016, compared to a net loss of $0.81 million, or ($0.07) per diluted share, in 2015;
•	Cash used in operating activities was over ($2.7) million in 2016, compared to over $3.9 million in 2015;
•	Adjusted EBITDA (a non-GAAP financial measure) was $442, or 0% of total revenue, in 2016, compared to Adjusted EBITDA of $1,170,098, or 6% of total revenue, in 2015.

“We exceeded our expectations for growth in fiscal year 2016 by a significant amount with year-on-year revenue growth of 78%. Our team has successfully completed eight acquisitions since 2013, which has consolidated Ameri100’s position as a leading system integrator in the SAP cloud and digital enterprise services industry. We believe our current financial position and focus on SAP cloud services, along with our hybrid U.S./offshore business model, will further advance Ameri100 in the industry. Ameri100 expects to continue to grow revenues through both organic growth as well as additional acquisitions, which makes us confident that we will achieve a $100 million annualized revenue run rate in the near future,” said Giri Devanur, the Company’s Chief Executive Officer. “In addition, we have invested a significant amount to grow the business, which has suppressed margins in the short term. We believe our U.S./offshore business model will yield Adjusted EBITDA margins of 10-15% once scale has been achieved.”

In November 2016, Ameri100 was ranked 5th in New Jersey and 182nd in North America on the Deloitte Technology Fast 500. This ranking was in recognition of Ameri100’s outstanding growth track record.

Ameri100 successfully completed three acquisitions of SAP services companies in 2016, bringing total acquisitions to eight since 2013:

•	DC&M Partners, L.L.C. provides its clients with a wide range of information technology development, consultancy, and management services with an emphasis on the design, build, and rollout of SAP implementations and related products. Headquartered in Chandler, Arizona, DC&M is also a SAP-certified software partner, having launched its SAP reporting, extraction, and distribution tool called "IRIS".
•	Ameri100 Virtuouso Inc., a Kansas based SAP consulting firm, has strong capabilities in the SAP Finance space with its founders having authored books on SAP finance. This acquisition bolsters Ameri100’s ability to deliver on its SAP HANA migration capabilities.
•	Bigtech Software Pvt Ltd, an SAP solutions company based in Bangalore, India strengthens our presence in the Middle East and enhances our SAP offshore capabilities.

As part of the Company’s business strategy, Ameri100 also signed a strategic partnership agreement with NEC Corporation of America to deliver SAP HANA migration services in February 2017.

In March 2017, Ameri100 acquired ATCG Technology Solutions Inc., a system integration firm specializing in providing end-to-end SAP enterprise cloud services. ATCG brings deep expertise in the areas of SAP HANA, Hybris, SuccessFactors, and Business Intelligence. This acquisition reinforces Ameri100's position as a leading global systems integrator and service provider across the SAP product portfolio.

On March 10, 2017, Ameri100 also made a merger proposal to CIBER, Inc. (NYSE: CBR) valuing CIBER at a price of $0.75 per share, which is a substantial premium to CBR's closing price of $0.28 on the same date. Ameri100 formed a stockholder group with Lone Star Value Management, LLC to nominate two highly-qualified candidates to CIBER's Board of Directors at its upcoming annual meeting of stockholders. The stockholder group owns approximately 4.5 million shares of CIBER, representing 5.5% of CIBER's total shares outstanding.

About Ameri100

AMERI Holdings, Inc. is a fast-growing company that, through the operations of its twelve subsidiaries, provides SAP cloud and digital enterprise services to clients worldwide. Headquartered in Princeton, New Jersey with offices in New York, Atlanta, Dallas, Chandler, Kansas City, Folsom, and Toronto. The company has offshore centers in Bangalore, Chennai, Mumbai, and Noida, India. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), which provides a global partner ecosystem with deep knowledge and capabilities to build and implement complex solutions for clients and thereby building long term sustainable value. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the "SEC"), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward- looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor and Media Contact:

Carlos Fernandez
100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540
Phone: (732) 243-9250
Email: carlos.fernandez@ameri100.com

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,379,887	$1,878,034
Accounts receivable	8,059,910	4,872,082
Investments	82,908	82,908
Other current assets	542,237	343,809
Total current assets	10,064,942	7,176,833

Other assets:
Property and equipment, net	100,241	73,066
Intangible assets, net	8,764,704	3,114,513
Acquired goodwill	17,089,076	3,470,522
Deferred income tax assets, net	3,488,960	—
Total other assets	29,442,981	6,658,101
Total assets	$39,507,923	$13,834,934

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	3,088,890	1,235,935
Accounts payable	5,130,817	2,597,385
Other accrued expenses	2,165,088	1,093,814
Long-term notes - current portion	405,376	—
Consideration payable - cash	1,854,397	3,649,267
Consideration payable - equity	64,384	—
Total current liabilities	12,708,952	8,576,401

Long term liabilities:
Convertible notes	—	5,000,000
Long-term notes – net of current portion	1,536,191	—
Long-term consideration payable - cash	2,711,717	—
Long-term consideration payable - equity	10,887,360	—
Total Long-term Liabilities	15,135,268	5,000,000
Total liabilities	27,844,220	13,576,401

Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 authorized, 363,611 issued and outstanding as of December 31, 2016, and none outstanding as of December 31, 2015	3,636	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 13,885,972 and 11,874,361 issued and outstanding as of December 31, 2016, and December 31, 2015, respectively	138,860	118,743
Additional paid-in capital	15,358,839	1,192,692
Accumulated deficit	(3,833,588)	(1,052,902)
Accumulated other comprehensive income (loss)	(7,426)	—
Non-Controlling Interest	3,382	—
Total stockholders' equity	11,663,703	258,533
Total liabilities and stockholders' equity	$39,507,923	$13,834,934

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015

Net revenue	$36,145,589	$20,261,172	$12,387,129	$7,582,359
Cost of revenue	29,608,932	13,391,504	10,320,127	4,253,941
Gross profit	6,536,657	6,869,668	2,067,003	3,328,418

Operating expenses:
Selling and marketing	417,249	119,847	15,762	—
General and administration	8,552,966	5,721,633	3,628,322	4,922,772
Nonrecurring expenditures	1,585,136	1,655,962	(45,642)	—
Depreciation and amortization	1,361,169	166,208	638,779	140,518
Operating expenses	11,916,520	7,663,650	4,237,221	5,063,290
Operating income (loss):	(5,379,863)	(793,982)	(2,170,219)	(1,734,872)

Interest expense	(751,074)	(238,471)	(76,391)	(150,816)
Interest income/other income	—	89,918	(44)	82
Other income	16,604	—	16,604	—
Change due to estimate correction of consideration payable	(410,817)	—	(410,817)	—
Total other income (expenses)	(1,145,287)	(148,553)	(668,372)	(150,734)
Net income (loss) before income taxes	(6,525,150)	(942,535)	(2,443,144)	(1,885,606)
Income tax benefit (provision)	3,747,846	128,460	—
Net income (loss)	(2,777,304)	(814,075)	(2,443,144)	(1,885,606)
Non-controlling interest	(3,382)	—	(3,382)
Net income (loss) attributable to the Company	(2,780,686)	(814,075)	(2,446,526)	(1,885,606)

Foreign exchange translation adjustment	(7,426)	—	(807)	—

Comprehensive income (loss)	$(2,788,112)	$(814,075)	$(2,447,333)	$(1,885,606)

Basic income (loss) per share	$(0.21)	$(0.07)	$(0.18)	$(0.17)
Diluted income (loss) per share	$(0.21)	$(0.07)	$(0.18)	$(0.17)

Basic weighted average number of shares	13,068,597	11,101,198	13,885,972	11,101,198
Diluted weighted average number of shares	13,068,597	11,101,198	13,885,972	11,101,198

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
Cash flow from operating activities
Net income/(loss)	$(2,780,686)	$(814,075)	$(2,446,526)	$(1,885,606)
Adjustment to reconcile income/(loss) to net cash used in operating activities
Depreciation and amortization	1,361,169	166,284	638,779	140,594
Provision for doubtful debts/ (written back), net	—	410,712	—	410,712
Accrued interest on convertible notes	125,000	—	125,000	—
Change due to estimate correction of consideration payable	410,817	—	410,817	—
Stock, option, restricted stock unit and warrant expense	1,457,647	141,910	511,688	141,910
Deferred income taxes, net	(3,488,960)	—	258,886	—
Foreign exchange translation adjustment	(7,426)	—	(807)	—
Changes in assets and liabilities:
Increase (decrease) in:
Accounts receivable	(3,187,828)	(3,548,324)	(335,050)	3,716,175
Other current assets	(198,428)	(169,549)	87,403	108,963
Security deposit	—	—	—	16,837
Accounts payable and accrued expenses	3,604,706	(89,586)	1,043,385	(645,368)
Other current liabilities	—	—	—	(1,670,333)
Taxes payable	—	—	—	84,971
Net cash used in operating activities	(2,703,989)	(3,902,628)	293,575	418,855
Cash flow from investing activities
Purchase of intangible and fixed assets	(3,688,996)	(70,782)	(6,950,613)	3,061,190
Acquisition consideration payable	(2,903,066)	(1,765,549)	5,875,974	3,470,522
Investments	—	—	(82,908)	(10,965,549)
Net cash used in investing activities	(6,592,062)	(1,836,331)	(1,157,547)	(4,433,837)
Cash flow from financing activities
Proceeds from loan funds	3,794,522	6,235,935	(673,357)	985,935
Non-Controlling Interests Net Income	3,382	—	3,382	—
Additional stock issued	5,000,000	—	—	(159,521)
Net cash provided by financing activities	8,797,904	6,235,935	(669,975)	826,414
Net increase (decrease) in cash and cash equivalents	(498,147)	496,976	(1,533,947)	(3,188,568)
Cash and cash equivalents as at beginning of the year	1,878,034	1,381,058	2,913,834	5,066,602
Cash at the end of the year	$1,379,887	$1,878,034	$1,379,887	$1,878,034
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest	$362,792	$238,471
Taxes	—	—

AMERI HOLDINGS, INC.

RECONCILIATION OF NET INCOME/(LOSS) TO EBITDA & ADJUSTED EBITDA

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015

Operating income (loss):	$(5,379,863)	$(793,982)	$(2,170,219)	$(1,734,872)
Depreciation and amortization	1,361,169	166,208	638,779	140,518
Earnings before interest, tax, depreciation and amortization (EBITDA)	(4,018,694)	(627,774)	(1,531,440)	(1,594,354)
EBITDA %	(11.12%)	(3.10%)	(12.36%)	(21.03%)
Stock based compensation expense	1,457,647	141,910	511,688	—
Nonrecurring expenditures	1,585,136	1,655,962	(45,642)	1,102,291
Other Acquisition, Learning & Development Expenses	976,353	—	976,353	—
Adjusted Earnings before interest, tax, depreciation and amortization (EBITDA)	$442	$1,170,098	$(89,041)	$(492,063)
Adjusted EBITDA %	(0.00%)	(5.78%)	(0.72%)	(6.00%)